UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2010

VALIDUS HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-33606	98-0501001
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
29 Richmond Road, Pembroke, HM 08 Bermuda
(Address of principal executive offices)
Registrant’s telephone number, including area code: (441) 278-9000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 8.01. Other Events.
     On January 21, 2010, Validus Holdings, Ltd. (the “Company”) issued a press release announcing that it priced a registered offering of $250 million of its 8.875% senior notes due 2040 (the “Notes Offering”). The net proceeds of the Notes Offering will be used for general corporate purposes, which may include the repurchase of the Company’s outstanding capital stock, dividends to its shareholders and/or potential acquisitions. The press release announcing the pricing of the Notes Offering is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release, dated January 21, 2010, entitled “Validus
Holdings, Ltd. Prices Public Senior Debt Offering.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 21, 2010

VALIDUS HOLDINGS, LTD. (Registrant)
By:	/s/ Joseph E. (Jeff) Consolino
Name:	Joseph E. (Jeff) Consolino
Title:	Executive Vice President & Chief Financial Officer